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                                                                    EXHIBIT 23.2


                           [J.H. COHN LLP LETTERHEAD]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in the Prospectus of this Registration Statement on amendment 2 to Form S-4, of our report dated May 16, 1999, except for Note 16 as to which the date is July 22, 1999, relating to the financial statements of GreyStone Technology, Incorporated ("GreyStone") as of March 31, 1999 and 1998 and for each of the three years in the period ended March 31, 1999. We also consent to the reference to our firm under the captions, "Selected Historical Financial Information" and "Experts", in the Prospectus of the Registration Statement.



                                                       /s/ J.H. COHN LLP
                                                           J.H. Cohn LLP


San Diego, California
August 3, 1999